                         MANAGEMENT STOCK PURCHASE AND
                         -----------------------------
                          UNIT SUBSCRIPTION AGREEMENT
                          ---------------------------

          THIS MANAGEMENT STOCK PURCHASE AND UNIT SUBSCRIPTION AGREEMENT (this "Agreement") is made as of ________ __, 2001, by and among M-Foods Investors,
 ---------
LLC, a Delaware limited liability company ("Investors"), the individual named on
                                            ---------
the signature page attached hereto (the "Executive"), and for the purposes of
                                         ---------
Section 10.5 hereof, M-Foods Holdings, Inc., a Delaware corporation
("Holdings").
  --------

          WHEREAS, the Executive is an employee and shareholder of Michael Foods, Inc., a Minnesota corporation (the "Company"), and one of several persons
                                           -------
who are or will be key employees of Investors or one or more of its subsidiaries and who will hold interests in Investors (collectively with the Executive, the "Management Investors");
---------------------

          WHEREAS, the Company has entered into an Agreement and Plan of Merger with Holdings and M-Foods Acquisition Corp., a Minnesota corporation, and a wholly owned subsidiary of Holdings ("Merger Sub"), dated as of December 21,
                                      ----------
2000, as amended from time to time in accordance with its terms (the "Merger
                                                                      ------
Agreement"), pursuant to which Merger Sub shall be merged with and into the
---------
Company (the "Acquisition"), in accordance with the terms and conditions of the
              -----------
Merger Agreement and the relevant provisions of the MBCA (as defined in the Merger Agreement), and the surviving corporation shall be the Company;

          WHEREAS, prior to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Executive is the record and beneficial owner of the number of shares of the Company's common stock, par value $0.01 per share (the "Shares"), set forth on Schedule I attached hereto;
                            ------                  ----------

          WHEREAS, on the terms and subject to the conditions hereof, Investors desires to acquire from the Executive, and the Executive desires to sell to Investors, certain of the Shares, as set forth on Schedule I (the "Purchased
                                                  ----------       ---------
Shares");
------

          WHEREAS, on the terms and subject to the conditions hereof and pursuant to Section 721(a) of the Internal Revenue Code, the Executive also desires to contribute certain of the Shares (the "Contributed Shares") and/or
                                                  ------------------
cash in exchange for Investors' Class A Units (the "Class A Units"), Class B
                                                    -------------
Units (the "Class B Units") and Class C Units (the "Class C Units"; and
            -------------                           -------------
collectively with the Class A Units and Class B Units, the "Units"), in each
                                                            -----
case in the amounts set forth on Schedule II attached hereto; and
                                 -----------

          WHEREAS, this Agreement is one of several agreements being entered into by Investors on or after the date hereof with the Management Investors as part of a management equity purchase plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below).

          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   Definitions.
     -----------

     1.1  Acquisition. The term "Acquisition" shall have the meaning set forth
     ---  -----------            -----------
in the preface.

     1.2  Agreement.   The term "Agreement" shall have the meaning set forth in
     ---  ---------              ---------
the preface.

     1.3  Applicable Percentage. Except as provided otherwise in the next
     ---  ---------------------
sentence, the term "Applicable Percentage" shall mean: (i) 0% during the one-
                    ---------------------
year period commencing on the Closing Date (ii) 20% during the one-year period commencing on the first anniversary of the Closing Date; (iii) 40% during the one-year period commencing on the second anniversary of the Closing Date; (iv) 60% during the one-year period commencing on the third anniversary of the Closing Date; (v) 80% during the one-year period commencing on the fourth anniversary of the Closing Date; and (vi) 100% on and after the fifth anniversary of the Closing Date. Notwithstanding the foregoing, (A) immediately prior to and after the occurrence of a Sale of the Company, such Applicable Percentage shall mean 100%, and (B) in the case of a termination of employment described in Section 7.2(a)(iii)(B), such Applicable Percentage in clauses (i), (ii) and (iii) shall be 0%, and in clauses (iv) and (v) and (vi) shall be 40%, 75% and 100%, respectively.

     1.4  Board. The "Board" shall mean Investors' Management Committee.
     ---  -----

     1.5  Cause. The term "Cause" used in connection with the termination of
     ---  -----            -----
employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and Investors or one of its subsidiaries or, if no such agreement containing a definition of "Cause" is then in effect, shall mean (i) the continued failure of the Executive to perform substantially the Executive's duties with Investors or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Investors or one of its subsidiaries; or (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto.

     For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of Investors or one of its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while the Executive does not serve as such) or based upon the advice of counsel for Investors shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of Investors and its subsidiaries. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75%of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

       1.6  Change in Control. The term "Change in Control" means the
       ---                               -----------------
consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties on an arm's-length basis, pursuant to which (a) such party or parties, directly or indirectly, acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (c) prior to an initial public offering of the Company Common Stock pursuant to an offering registered under the 1933 Act, Vestar and its affiliates cease to have the ability to elect, directly or by virtue of their interests in Investors, a majority of the Board of Directors of the Company.

       1.7  Class A Units. The term "Class A Units" shall have the meaning set
       ---  -------------            -------------
forth in the preface.

       1.8  Class B Units. The term "Class B Units" shall have the meaning set
       ---  -------------            -------------
forth in the preface.

       1.9  Class C Units. The term "Class C Units" shall have the meaning set
       ---  -------------            -------------
forth in the preface.

       1.10 Closing. The "Closing" for the sale and purchase of the Shares and
       ---- -------
the contribution of Shares and/or cash in exchange for Units hereunder shall occur immediately prior to the consummation of the Acquisition.

       1.11 Closing Date. The term "Closing Date" shall mean the date on which
       ---- ------------            ------------
the Closing occurs.

       1.12 Closing Transactions. The term "Closing Transactions" shall have
       ---- --------------------            --------------------
the meaning set forth in Section 2.4.
                         -----------

       1.13 Company. The term "Company" shall have the meaning set forth in
       ---- -------            -------
the preface.

       1.14 Contributed Shares. The term "Contributed Shares" shall have the
       ---- ------------------            ------------------
meaning set forth in the preface.

       1.15 Cost. The term "Cost" shall mean, with respect to Units, the cash
       ---- ----            ----
or fair market value of property per unit contributed by the Executive (as proportionately adjusted for all subsequent distributions of units and other recapitalizations).

       1.16 Disability. The term "Disability" used in connection with the
       ---- ----------            ----------
termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and Investors or one of its subsidiaries or, if no such agreement containing a definition of "Disability" is then in effect, shall mean a determination by the Company in its sole discretion that Executive is unable to perform his job responsibilities as a result of chronic illness, physical, mental or any other disability for a period of six months or more.

       1.17 Employee and Employment. The term "employee" shall mean any
            -----------------------            --------
employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of Investors or any of its subsidiaries, and the term "employment"
                                                                ----------
shall include service as a part- or full-time employee to Investors or any of its subsidiaries.

       1.18 Executive. The term "Executive" shall have the meaning set forth
       ---- ---------            ---------
in the preface.

       1.19 Executive Group. The term "Executive Group" shall have the meaning
       ---- ---------------            ---------------
set forth in Section 7.2(a).
             --------------

       1.20 Fair Market Value. The term "Fair Market Value" used in connection
       ---- -----------------            -----------------
with the value of Units shall mean the fair value of the Units determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Units at less than Fair Market Value under Section
7); provided that, with respect its calculation of the Fair Market Value of any class of Units, the Board shall assume, as of such calculation date, the sale of all of the assets of Investors at fair value and the distribution of the proceeds resulting therefrom in accordance with the distribution provisions set forth in the LLC Agreement; provided further that if the Executive disagrees in good faith with the Board's determination, the Executive shall promptly notify the Company in writing of such disagreement, in which event an independent appraiser, accountant or investment banking firm (the "Arbiter") selected by
                                                       -------
mutual agreement of the Executive and the Board shall make a determination of the fair market value thereof (disregarding any discount for minority interest or marketability of units and assuming the prior conversion, exercise or exchange of all securities convertible into or exchangeable or exercisable for Units) solely by (i) reviewing a single written presentation timely made by each of the Company and the Executive setting forth their respective resolutions of the dispute and the bases therefor and (ii) accepting either the Executive's or the Company's proposed resolution of the dispute. Promptly following the Company's receipt of Executive's written notice of disagreement, the Company shall make available to Executive all data (including reports of employees and outside advisors) relied upon by the Board in making its determination. The Executive's and the Company's written presentations must be submitted to the Arbiter within 30 days of the Arbiter's engagement. The Arbiter shall notify the Executive and the Company of its decision within 40 days of its engagement. The party whose proposed resolution is not accepted shall pay all of the Arbiter's fees and expenses. If the Executive's proposed resolution is accepted, the Company also shall pay all of the Executive's reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel and one appraiser, accountant or investment banking firm) incurred in connection with the arbitration. Each of the Company and the Executive agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter.

       1.21 Financing Default. The term "Financing Default" shall mean an event
       ---- -----------------
which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) [the Senior Secured Credit Facilities and Senior Subordinated Notes](collectively the "Senior Financing Agreements"), and any extensions, renewals, refinancings or refundings thereof in whole or in part;
(ii) any other agreement under which an amount of indebtedness of the Company or any of its subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any provisions of the LLC Agreement (but not including amendments thereto after the Closing Date) designating the terms of the Company's units or capital stock or setting forth restrictive financial covenants; (iv) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) through (iii) above; and (v) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through
(iv) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

       1.22 Good Reason. The term "Good Reason" shall have the same meaning
       ---- -----------            -----------
ascribed to such term in any employment or severance agreement then in effect between Executive and Investors or one of its subsidiaries or, if no such agreement containing a definition of "Good Reason" is then in effect, shall mean
(i) upon a Change in Control, the assignment to the Executive of any duties inconsistent with the Executive's title and position (including status, offices and reporting requirements), authority, duties or responsibilities, or any other action by Investors or one of its subsidiaries (as applicable) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Investors or one of its subsidiaries promptly after receipt of notice thereof given by the Executive; provided that after a Change in Control, Investors or one of its subsidiaries (as applicable) shall have the flexibility to appoint the Executive to a reporting relationship different from that which existed prior to the Change in Control, to make an immaterial change in Executive's duties, or to change the Executive's title provided; (ii) any failure by Investors or one of its subsidiaries (as applicable) to provide Executive with the annual base salary Executive had previously received or the failure by Investors or one of its subsidiaries (as applicable) to increase such annual each year after a Change in Control by an amount which at least equals on a percentage basis, the mean average percentage increase in base salary for all employees similarly situated during the two full calendar years immediately preceding a Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by Investors or one of its subsidiaries (as applicable) promptly after receipt of notice thereof given by the Executive; (iii) the failure of Investors or one of its subsidiaries (as applicable) upon a Change in Control to (A) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which Executive is participating immediately prior to such Change in Control or the taking of any action by Investors or one of its subsidiaries which would adversely affect Executive's participation in or reduce Executive's benefits under any such plan, unless Executive is permitted to participate in other plans providing Executive with substantially equivalent benefits, or (B) provide Executive with paid vacation in accordance with the most favorable past practice of Investors or one of its subsidiaries as in effect for Executive immediately prior to such Change in Control; (iv) after a Change in Control, any purported termination by Investors or one of its subsidiaries of the Executive's employment otherwise than for Cause, death or Disability; or (v) after a Change in Control, any requirement that the Executive (A) be based anywhere more than 50 miles from the office where the Executive is currently located or (B) travel on Investor or its subsidiaries' business to an extent substantially greater than the Executive's current travel obligations.

       1.23 Goldner Hawn. The term "Goldner Hawn" shall mean Goldner Hawn
       ---- ------------            ------------
Johnson & Morrison, Inc.

       1.24 Holdings. The term "Holdings" shall have the meaning set forth in
       ---- --------            --------
the preface.

       1.25 Investors. The term "Investors" shall have the meaning set forth in
       ---- ---------            ---------
the preface.

       1.26 LLC Agreement. The term "LLC Agreement" shall mean the Amended and
       ---- -------------            -------------
Restated Limited Liability Company Agreement dated as of _______ __, 2001, entered into by and among the members of Investors, as amended from time to time in accordance with its terms.

       1.27 Management Investors. The term "Management Investors" shall have the
       ---- --------------------            --------------------
meaning set forth in the preface.

       1.28 Merger Agreement. The term "Merger Agreement" shall have the meaning
       ---- ----------------            ----------------
set forth in the preface.

       1.29 Merger Sub. The term "Merger Sub" shall have the meaning set forth
       ---- ----------            ----------
in the preface.

       1.30 Permitted Transferee. The term "Permitted Transferee" means any
       ---- --------------------            --------------------
transferee of Units pursuant to clauses (f) or (g) of the definition of "Exempt Employee Transfer" as defined in the Securityholders Agreement.

       1.31 Person. The term "Person" shall mean any individual, corporation,
       ---- ------            ------
partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

       1.32 Public Offering. The term "Public Offering" shall have the meaning
       ---- ---------------            ---------------
set forth in the Securityholders Agreement.

       1.33 Purchased Shares. The term "Purchased Shares" shall have the meaning
       ---- ----------------            ----------------
set forth in the preface.

       1.34 Retirement. The term "Retirement" shall mean, with respect to the
       ---- ----------            ----------
Executive, the Executive's retirement as an employee of Investors or any of its subsidiaries on or after reaching age 65, or such earlier age as may be otherwise determined by the Board, after at least three years employment with Investors after the Closing Date.

       1.35 Sale of the Company. The term "Sale of the Company" shall have the
       ---- -------------------            -------------------
meaning set forth in the Securityholders Agreement.

       1.36 Securities Act. The term "Securities Act" shall mean the Securities
       ---- --------------            --------------
Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

       1.37 Securityholders Agreement. The term "Securityholders Agreement"
       ---- -------------------------            -------------------------
shall mean the Securityholders Agreement dated as of the Closing Date among Vestar, Goldner Hawn, the Management Investors, the Michael Family Shareholders (as defined in the Securityholders Agreement), and Investors, as it may be amended or supplemented thereafter from time to time.

       1.38 Shares. The term "Shares" shall have the meaning set forth in the
       ---- ------            ------
preface.

       1.39 Share Purchase Price. The term "Share Purchase Price" shall have the
       ---- --------------------            --------------------
meaning set forth in Section 2.2.
                     ------------

       1.40 Termination Date. The term "Termination Date" means the date upon
       ---- ----------------            ----------------
which Executive's employment with Investors and its subsidiaries is terminated.

       1.41 Unvested Percentage. The term "Unvested Percentage" shall mean the
       ---- -------------------            -------------------
result of one minus the Applicable Percentage.

       1.42  Vestar. The term "Vestar" means, collectively, Vestar Capital
       ----  ------            ------
Partners IV, L.P., a Delaware limited partnership, and Vestar/M-Foods, LLC, a Delaware limited liability company.

2.     Purchase and Sale of Shares; Contribution.
       ------------------------------------------

       2.1  Purchase and Sale of the Shares. At the Closing, upon the terms and
       ---  -------------------------------
subject to the conditions set forth in this Agreement, the Executive shall sell, assign, transfer and convey to Investors, and Investors shall purchase and acquire from the Executive, the Purchased Shares against payment at the Closing of an aggregate amount equal to the Share Purchase Price by wire transfer of immediately available funds to one or more accounts specified by the Executive in a written notice to Investors prior to the Closing Date.

       2.2  Share Purchase Price. The aggregate purchase price for the Purchased
       ---  --------------------
Shares (the "Share Purchase Price") will consist of the payment of an amount of
             --------------------
cash, equal to $30.10 per Purchased Share, as set forth on Schedule I.
                                                           ----------

       2.3  Contribution of Shares and/or Cash. Pursuant to the terms and
       ---  ----------------------------------
subject to the conditions set forth in this Agreement, the Executive hereby agrees to contribute, and Investors hereby agrees to receive, such cash in the amounts set forth in Schedule II and/or Contributed Shares, in exchange for the
                     -----------
number of Units set forth on Schedule II.
                             -----------

       2.4  Closing Events. At the Closing, subject to the terms and conditions
       ---  --------------
set forth in this Agreement, the parties hereto shall consummate the following "Closing Transactions":
 --------------------

            (a) The Executive shall deliver to Investors stock certificates representing the Purchased Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment; and

            (b) Investors shall deliver to the Executive the amount of the Share Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Executive in writing to Investors prior to the Closing.

            (c) The Executive shall deliver to Investors stock certificates representing the Contributed Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment, and/or the amount of cash set forth on Schedule II payable in the amount set forth on Schedule II, by delivery
         -----------                                    -----------
of a cashier's or certified check or by wire transfer in immediately available funds.

       2.5  Section 83(b) Election. With respect to the Units received by
       ---  ----------------------
Executive, within 30 days after the Closing, Executive shall make a timely election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

3.     [Reserved]

4.     Representations and Warranties of the Executive and Investors.
       -------------------------------------------------------------

       4.1  Stock Purchase Representations of the Executive. The Executive
       ---  -----------------------------------------------
represents and warrants to Investors that the statements contained in this
Section 4.1 are correct and complete as of the date of this Agreement and will
-----------
be correct and complete as of the Closing Date, with respect to himself:

            (a) Power and Authority. The Executive has full power and authority
                -------------------
to execute and deliver this Agreement and perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Executive, enforceable in accordance with its terms and conditions. To the best of his knowledge, the Executive need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

             (b) Noncontravention. To the best of his knowledge, neither the
                 ----------------
execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Executive is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Executive is a party or by which he is bound or to which any of his assets is subject.

             (c) Brokers' Fees. The Executive has no liability or obligation to
                 -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Investors could become liable or obligated.

             (d) Capital Stock. The Executive holds of record and owns
                 -------------
beneficially the number of Shares set forth next to his name on Schedule I, free
                                                               -----------
and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws or other Transaction Documents), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Executive is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Executive to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Except as set forth in other Transaction Documents, the Executive is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

       4.2  Units Unregistered. The Executive acknowledges and represents that
       ---  ------------------
Executive has been advised by Investors that:

            (a) the offer and sale of the Units have not been registered under the Securities Act;

            (b) the Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

            (c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

            (d) a restrictive legend in the form set forth below and the legends set forth in Section 8.2(a) and (b) of the Securityholders Agreement shall be
             ----------------------
placed on the certificates representing the Units:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A
           MANAGEMENT STOCK PURCHASE AND UNIT SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND _________ DATED AS OF _______ __, 2001, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT,THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of Investors indicating that the Units are subject to restrictions on transfer and, if Investors should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

       4.3  [Reserved]
       ---

       4.4  Representations of Investors. Investors represent to the Executive
       ---  ----------------------------
that the statements contained in this Section 4.4 are correct and complete as of
                                      -----------
the date of this Agreement and will be correct and complete as of the Closing Date, with respect to itself:

            (a)  Organization and Power. Investors is a limited liability
            ---  ----------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into this Agreement and perform its obligations hereunder.

            (b)  Authorization. The execution, delivery and performance of this
            ---  -------------
Agreement by Investors and the consummation of the transactions contemplated hereby by Investors have been duly and validly authorized by all requisite limited liability company action on the part of Investors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Investors, and this Agreement constitutes a valid and binding obligation of Investors, enforceable in accordance with its terms and conditions. Investors need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (c)  Noncontravention. Neither the execution and the delivery of
                 ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investors is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Investors is a party or by which it is bound or to which any of its assets is subject.

            (d)  Investment.  Investors is not acquiring the Shares with a view
                 ----------
to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

            (e)  Capitalization. The entire authorized capital stock of
                 --------------
Investors consists of _____ Class A Units, _____ Class B Units, and _____ Class C Units, and an unlimited amount of preferred units, of which _____ Class A Units, ______ Class B Units, and ______ Class C Units, and no preferred units, will be issued and outstanding as of the Closing Date after giving effect to the transactions contemplated by the Transaction Documents. All of the issued and outstanding Units have been duly authorized and are validly issued. Except as set forth in the Transaction Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Investors to issue, sell, or otherwise cause to become outstanding any of its Units. Except as set forth in the Transaction Documents, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Investors. Except as set forth in the Transaction Documents, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Investors.

5.     Covenants of the Executive and Investors
       ----------------------------------------

       5.1  Covenants. The Executive and/or Investors each agree as follows
       ---  ----------
with respect to the period between the execution of this Agreement and the
Closing:

            (a) General.  The Executive and Investors each will use his or its
                -------
commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).
                                               ---------

            (b) Notification. Each of the parties hereto shall disclose to the
                ------------
other parties hereto in writing any material breach by such party of the representations and warranties of such party contained in Section 4 hereof
                                                          ---------
promptly upon discovery thereof.

6.     [Reserved]
--     ----------

7.     Certain Sales Upon Termination of Employment.
       ---------------------------------------------

       7.1     Put Option.
       ---     -----------

               (a) If the Executive's employment with Investors and its subsidiaries terminates due to the Disability, death or Retirement of the Executive prior to the earlier of (i) a Public Offering or (ii) a Sale of the Company, for any Units issued 181 days or more prior to the date of termination of employment of the Executive, within 120 days after such date of termination of employment (or in the case of Units issued 180 days or less prior to such date of termination or at any time after such date of termination of employment, no earlier than 181 days and no later than 271 days after the date of issuance of such Units), the Executive shall have the right, subject to the provisions of
Section 8 hereof, to sell to Investors, and Investors shall be required to
---------
purchase (subject to the provisions of Section 8 hereof), on one occasion from
                                       ---------
the Executive and his Permitted Transferees, if applicable, all (but not less than all) of the number of Units then held by the Executive and such other number of Units held by the Executive's Permitted Transferees as the Executive may request provided that in the aggregate such number does not exceed the product of (x) the total number of Units collectively held by the Executive and all of his Permitted Transferees and (y) the Applicable Percentage (measured as of the Termination Date), at a price per unit equal to the Fair Market Value of such unit (measured as of the delivery of the notice referred to in Section 7.1(b)); provided that, if Executive holds more than one Class of Units, Executive must exercise his rights under this Section 7.1 on an equal percentage across such Classes.

               (b) If the Executive desires to exercise its option to require Investors to repurchase Units pursuant to Section 7.1(a), the Executive shall
                                          --------------
send one written notice to Investors setting forth the intention of Executive and Permitted Transferees, if applicable, to collectively sell all Units pursuant to Section 7.1(a) within the period described above, which notice shall
            --------------
specify the number of Units to be sold and shall include the signature of the Executive and each Permitted Transferee desiring to sell Units. Subject to the provisions of Section 8.1, the closing of the purchase shall take place at the
              -----------
principal office of Investors on the later of the 30th day after the giving of such notice and the date that is 10 business days after the final determination of Fair Market Value. Subject to the provisions of Section 8.1, the Executive
                                                    -----------
shall deliver to Investors duly executed instruments transferring title to units to Investors, against payment of the appropriate purchase price by cashier's or certified check payable to the Executive or by wire transfer of immediately available funds to an account designated by the Executive.

       7.2     Call Options.
       ---     ------------

               (a) If the Executive's employment with Investors or any of its subsidiaries terminates for any of the reasons set forth in clauses (i), (ii) or
(iii) below prior to a Sale of the Company, or if the Executive engages in "Competitive Activity" (as defined in Section 9.1 of this
                                      -----------

Agreement), for any Units issued 181 days or more prior to the date of Executive's termination of employment or engagement in Competitive Activity, within 120 days after such date (or in the case of Units issued 180 days or less prior to such date or at any time after such date, no earlier than 181 days and no later than 271 days after the date of issuance of such Units), Investors shall have the right and option to purchase, and the Executive and the Executive's Permitted Transferees (hereinafter referred to as the "Executive Group") shall be required to sell to Investors, any or all of such Units then held by such member of the Executive Group (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, Investors may elect to repurchase only the portion of the Units of such class subject to repurchase hereunder at the lower price), at a price per unit equal to the applicable purchase price determined pursuant to Section 7.2(c):
                                                              --------------

           (i) if the Executive's active employment with Investors and its subsidiaries is terminated due to the Disability, death or Retirement of the Executive;

           (ii) if the Executive's active employment with Investors and its subsidiaries is terminated by Investors and its subsidiaries without Cause or by the Executive for Good Reason;

           (iii) if the Executive's active employment with Investors and its subsidiaries is terminated (A) by Investors or any of its subsidiaries for Cause or (B) by the Executive for any other reason not set forth in Section
                                                                         -------
     7.2(a)(i) or Section 7.2(a)(ii);
     ---------    ------------------

provided that Investors' rights under this Section 7.2(a) shall not be available in the event of the termination of Executive's employment by Investors or its subsidiaries without Cause or by Executive for Good Reason, in either case following a sale by Investors or its subsidiaries of substantially all of the line of business in which Executive primarily performs his services.

           (b) If Investors desires to exercise one of its options to purchase Units pursuant to this Section 7.2, Investors shall, not later than the
                       -----------
expiration of the applicable period described for such purchase in Section 7.2(a), send written notice to each member of the Executive Group of its intention to purchase Units, specifying the number of Units to be purchased (the "Call Notice"). Subject to the provisions of Section 8, the closing of the
------------                                 ---------
purchase shall take place at the principal office of Investors on the later of the 30th day after the giving of the Call Notice and the date that is 10 business days after the final determination of Fair Market Value. Subject to the provisions of Section 8.1, the Executive shall deliver to Investors duly
              -----------
executed instruments transferring title to units to Investors, against payment of the appropriate purchase price by cashier's or certified check payable to the Executive or by wire transfer of immediately available funds to an account designated by the Executive.

           (c)   In the event of a purchase by Investors pursuant to Section
                                                                     -------
7.2(a), the purchase price shall be (in each case after taking account of any
------
prior purchases pursuant to Section 7.2(a)):
                            --------------

           (i) if the Executive engages in "Competitive Activity" (as defined in Section 9.1 of this Agreement), a price per unit equal to the
              -----------
           lesser of (A) Fair Market Value (measured as of the "Activity Date" (as defined in Section 9.2 of this Agreement)) and (B) Cost;
                          -----------

           (ii) in the case of a termination of employment described in Section
                                                                        -------
           7.2(a)(i), Section 7.2(a)(ii), or Section 7.2(a)(iii)(B), (i) if the
           ---------  -----------------      ---------------------
           number of Units of any Class to be purchased from the Executive Group by Investors is less than or equal to the Unvested Percentage of such Class, the purchase price for each Unit shall be the lesser of (x) the Fair Market Value (measured as of the date of the Call Notice) and (y) the Cost of such Unit (the "Unvested Unit Purchase Price"),
                                               ----------------------------
           and (ii) if the number of such Units exceeds the Unvested Percentage of such Class, the purchase price for each Unit shall be (A) for a number of Units of such Class equal to the result of (x) the Unvested Percentage and (y) the total number of Units of such Class held by the Executive Group, the Unvested Unit Purchase Price, and (B) for the remainder of the Units of such Class being repurchased, the Fair Market Value of such Unit (measured as of the date of the Call Notice); and

           (iii) in the case of a termination of employment described in Section
                                                                         -------
           7.2(a)(iii)(A), a price per unit equal to the lesser of (A) Fair
           -------------
           Market Value (measured as of the date of the Call Notice) and (B)
           Cost.

     Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Units subject to a Call Notice is finally determined to be an amount at least 10% greater than the per Unit repurchase price for such Unit in the Call Notice, Investors shall have the right to revoke the exercise of its option pursuant to this Section 7.2 for all or any portion of the Units elected to be repurchased by it by delivering notice of such revocation in writing to the Executive Group during the ten-day period beginning on the date that Investors is given written notice that the Fair Market Value of a Unit was finally determined to be an amount at least 10% greater than the per Unit repurchase price set forth in the Call Notice.

     Notwithstanding anything in this Section 7.2 to the contrary, in the event
                                      -----------
that Investors purchases Units at Fair Market Value pursuant to the terms of this Section 7.2 and within six months of the date of the determination of such Fair Market Value both (A) a Sale of the Company or a Public Offering occurs and
(B) in connection with such transaction, the per share value of the Units exceeds the per share purchase price paid by Investors to Executive under this
Section 7.2, the Executive shall be entitled to receive from Investors the benefit of such higher valuation for the Units purchased. The excess of (x) the net proceeds which the Executive would have received in such Sale of the Company or Public Offering from the sale in such transaction of all Units repurchased by Investors under this Section 7.2, less (y) the amount which the Executive received from the purchase of such Units by Investors, shall be paid by certified or cashier's check or wire transfer of funds to Executive upon consummation of such transaction; provided that Executive shall have no rights under this paragraph if, in connection with the determination of Fair Market Value of the repurchased Units the Arbiter was used.

     7.3   Obligation to Sell Several.  If there is more than one member of the
     ---   --------------------------
Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by Investors shall not excuse, or constitute a waiver of its rights against, the defaulting member.

8.   Certain Limitations on Investors's Obligations to Purchase Units.
     -----------------------------------------------------------------

     8.1  Payment for Units.  If at any time Investors elects or is required to
     ---  -----------------
purchase any Units pursuant to Section 7, Investors shall pay the purchase price
                               ---------
for the Units it purchases (i) first, by offsetting indebtedness, if any, owing from the Executive to Investors (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by Investors' delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Units so purchased, duly endorsed; provided that if
                                                                ---------
such cash payment would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to Investors or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, or (C) if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution ((A) through (C) collectively the "Cash Deferral Conditions"), the portion of the cash payment so affected may be made by Investors' delivery of preferred units of Investors with a liquidation preference equal to the balance of the purchase price; which preferred units shall accrue yield annually at the "prime rate" published in The Wall Street Journal on the date of issuance, which yield shall be payable at maturity or upon payment of distributions by Investors. Each such preferred unit shall as of its issuance be deemed to have basic contributions made with respect to such unit equal to (A) the portion of the cash payment paid by the issuance of such preferred units divided by (B) the
                                                              ----------
number of preferred units so issued in the repurchase. Any such preferred units issued shall be promptly redeemed (i) when the Cash Deferral Condition which prompted their issuance no longer exists, (ii) upon consummation of an IPO of the Company or Holdings (or their successors) (to the extent allowed by the underwriters of such IPO), or (iii) upon a Sale of the Company from net cash proceeds, if any, payable to Investors or its unitholders; to the extent that sufficient net cash proceeds are not so payable, the preferred units shall be cancelled in exchange for such non-cash consideration received by unitholders in the Sale of the Company having a fair market value equal to the principal of and accrued yield on the preferred units. If a yield is required to be paid on any preferred units prior to maturity and any Cash Deferral Conditions exist, such yield may be cumulated and accrued until and to the extent that such prohibition no longer exists.

9.   Noncompetition.
     --------------

     9.1  Competitive Activity. Executive shall be deemed to have engaged in
     ---  --------------------
"Competitive Activity" if, during the period commencing on the date hereof and ending on the second anniversary of the date Executive's employment with Investors or its subsidiaries terminates, (i) Executive, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, engages, directly or indirectly, as an executive, agent, representative, consultant, partner, shareholder or holder of any other financial interest, in any business that competes with Investors or its subsidiaries in the line of business Executive is employed in by Investors or its subsidiaries (as applicable), as such business is described in any employment or severance agreement then in effect between Executive and Investors or one of its subsidiaries or, if no such agreement is then in effect, Schedule III attached hereto (a "Competing Business"), it being understood and agreed that Executive's activities shall not satisfy this clause (i) where Executive is employed by a person, firm, partnership, corporation, or other entity engaged in a variety of activities, including the Competing Business, and Executive is not engaged in or responsible for the Competing Business of such entity. Executive may also, without satisfying clause (i) be a passive owner of not more than 2% of the outstanding publicly traded stock of any class of a Competing Business so long as Executive has no active participation in the business of such entity, except to the extent permitted above; or (ii) Executive (A) directly or indirectly through another entity, induces or attempts to induce any employee of the Company or its subsidiaries to leave the employ of the Company or its subsidiaries, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (B) knowingly hires any person who was an employee of the Company or any of its subsidiaries within 180 days prior to the time such employee was hired by Executive, (C) induces or attempts to induce any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary or (D) directly or indirectly acquires or attempt to acquire an interest in any business relating to the business of the Company or any of its subsidiaries and with which the Company or any of its subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its subsidiaries in the one-year period immediately preceding Executive's termination of employment with the Company.

     9.2  Activity Date.  If Executive engages in Competitive Activity, the
     ---  -------------
"Activity Date" shall be the first date on which Executive engages in such Competitive Activity.

     9.3  Repayment of Proceeds.  If Executive engages in Competitive Activity,
     ---  ---------------------
then Executive shall be required to pay to Investors, within ten business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds Executive received upon the sale or other disposition of Executive's Units, over (B) the aggregate Cost of such Units.

10.  Miscellaneous.
     -------------

     10.1 Transfers to Permitted Transferees.  Prior to the transfer of Units to
     ---- ----------------------------------
a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), the Executive shall deliver to Investors a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and Investors shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

     10.2 Deemed Transfer of Units.  If Investors shall deliver, at the time and
     ---- ------------------------
place and in the amount and form provided in this Agreement, the consideration for the Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and Investors shall be deemed the owner and holder of such Units, whether or not certificates therefor have been delivered as required by this Agreement.

     10.3 Recapitalizations, Exchanges, Etc., Affecting Units.  The provisions
     ---- ---------------------------------------------------
of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of Investors or any successor or assign of Investors (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in units, issuance of units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     10.4 Executive's Employment by Investors.  Nothing contained in this
     ---- -----------------------------------
Agreement shall be deemed to obligate Investors or any subsidiary of Investors to employ the Executive in any capacity whatsoever or to prohibit or restrict Investors (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

     10.5 Indemnification by Executive.  Executive agrees to indemnify and hold
     ---- ----------------------------
harmless Investors against any and all losses, liabilities, damages, judgments, fines, fees or expenses, including, without limitation, attorneys' fees (for purposes of this Section 10.5, hereinafter "Losses"), incurred in connection with any failure to withhold amounts relating to the Units acquired herein by the Management Investors. To the extent either Investors and/or any of its affiliates is entitled to any tax deduction with respect to the issuance of Units, (i) Investors shall specially allocate such deduction to the Executive and/or (ii) Holdings shall pay, or cause any affiliate to pay, as the case may be, Executive an amount equal to 40% of such deduction, such amount to be grossed up to reflect any additional deduction to Holdings and/or any of its affiliates (as the case may be) provided that if any Cash Deferral Condition exists at the time such payment is required, such payment shall be deferred until no such Cash Deferral Condition exists. Each of Executive and Investors shall notify the other (in a manner described in Section 10.10 of this Agreement) within 20 days of first receiving notice of an audit or other proceeding being conducted by the Internal Revenue Service or any state or local taxing authority relating to the Units acquired herein by the Management

Investors, and both Executive and Investors shall assist each other during the course of such audit or other proceeding to the extent that such assistance is reasonably requested.

     10.6  Binding Effect.  The provisions of this Agreement shall be binding
     ----  --------------
upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to Investors a valid undertaking and becomes bound by the terms of this Agreement.

     10.7  Amendment; Waiver.  This Agreement may be amended only by a written
     ----  -----------------
instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     10.8  Governing Law.  This Agreement shall be governed by and construed and
     ----  -------------
enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     10.9  Jurisdiction.  Any suit, action or proceeding with respect to this
     ----  ------------
Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Investors and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and Investors hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     10.10 Notices.  All notices and other communications hereunder shall be
     ----- -------
in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  If to Investors or any LLC Investor:
               M-Foods Investors, LLC
               c/o Vestar Capital Partners IV, L.P.
               1225 Seventeenth Street
               Suite 1660
               Denver, CO 80202
               Attention: James P. Kelley
               Facsimile: (303) 292-6639
          with copies to:

               Goldner Hawn Johnson and Morrison Incorporated
               5250 Wells Fargo Center
               Minneapolis, MN 55402-4123
               Attention: Michael T. Sweeney
               Facsimile: (612) 338-2860

               Vestar Capital Partners IV, L.P.
               245 Park Avenue, 41st Floor
               New York, NY  10167
               Attention: General Counsel
               Facsimile: (212) 808-4922

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: Stephen L. Ritchie
               Facsimile: (312) 861-2200

          (b)  If to the Executive, to the address as shown on the unit register of Investors.

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY 10036-6522
               Attention: Eric L. Cochran

     10.11  Integration.  This Agreement and the documents referred to herein
     -----  -----------
or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     10.12  Counterparts.  This Agreement may be executed in separate
     -----  ------------
counterparts (including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     10.13  Rights Cumulative; Waiver.  The rights and remedies of the
     -----  -------------------------
Executive and Investors under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                     *****

IN WITNESS WHEREOF, the parties have executed this Management Stock Purchase and Contribution Agreement as of the date first above written.



                              M-FOODS INVESTORS, LLC


                              By:______________________________________

                              Its:_____________________________________


                              M-FOODS HOLDINGS, INC.


                              By:_______________________________________

                              Its:______________________________________




                              __________________________________________
                                             [Executive]

                               CONSENT OF SPOUSE
                               -----------------

          I, ____________, the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing Management Unit Subscription and Contribution Agreement (the "Agreement") and that I understand its contents. I
                             ---------
am aware that the Agreement provides for the repurchase of my spouse's Units (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Units. I agree that my spouse's interest in the Units is subject to the Agreement and any interest I may have in such Units shall also be irrevocably bound by the Agreement and, further, that my community property interest in such Units, if any, shall be similarly bound by the Agreement.

          I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

                              Acknowledged and agreed this ___ day of
                              _____________, 2001.


                              ____________________________________________


                              Name:_______________________________________



                              ____________________________________________
                                         Witness

                                                                       EXHIBIT A

                      ELECTION TO INCLUDE UNITS IN GROSS
                    INCOME PURSUANT TO SECTION 83(b) OF THE
                             INTERNAL REVENUE CODE
                             ---------------------


     The undersigned purchased units (the "Units") of M-Foods Investors, LLC
                                           -----
("Investors") on ________, 2001.  The undersigned desires to make an election to
-----------
have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code (S)83(b)"), at the time the undersigned
                                   -------------
purchased the Units.

          Therefore, pursuant to Code (S)83(b) and Treasury Regulation (S)1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2001 the excess, if any, of the Units' fair market value on ______, 2001 over the purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation (S)1.83-2(e):


          1.   The name, address and social security number of the undersigned:
               ______________________________
               ______________________________
               ______________________________
               SSN:__________________________

          2. A description of the property with respect to which the election is being made: ________ Class A Units ____ Class B Units ____ and Class C Units.

          3. The date on which the property was transferred: _________, 2001. The taxable year for which such election is made: calendar year 2001.

          4. The restrictions to which the property is subject: The Units are subject to a time-based vesting schedule. If the undersigned ceases to be employed by Investors or any of its subsidiaries under certain circumstances, all or a portion of the Units may be subject to repurchase by Investors at a price per Unit equal to the lesser of (x) fair market value (measured as of the date of such repurchase) and (y) cost. The Units are also subject to transfer restrictions.

          5. The aggregate fair market value on ______ __, 2001 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_______.

          6.   The aggregate amount paid for such property: $_______.
          A copy of this election has been furnished to the Secretary of Investors pursuant to Treasury Regulations (S)1.83-2(e)(7).

Dated:  ________, 2001              _____________________________
                                         [Name]